P01000118707

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Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

J. HORNE

SEP 27 2022

Office Use Only

900395030179

2022 SEP 26 PM 1:58

2022 SEP 26 AM 8:49

FILED

SECRETARY OF STATE
TALLAHASSEE, FL

FLORIDA FILING & SEARCH SERVICES, INC.
P.O. BOX 10662 TALLAHASSEE, FL 32302
155 Office Plaza Dr Ste A Tallahassee FL 32301
PHONE: (800) 435-9371; FAX: (866) 860-8395

DATE: 09/26/22

NAME: CURATIVE BIOTECHNOLOGY, INC.

TYPE OF FILING: AMENDMENT

COST: 35.00

RETURN: PLAIN COPY PLEASE

ACCOUNT: **FCA000000015**

AUTHORIZATION: ABBIE/PAUL HODGE

FILED
2022 SEP 26 AM 8:49
SECRETARY OF STATE
TALLAHASSEE, FL

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
CURATIVE BIOTECHNOLOGY, INC.
(P07000118707)

PURSUANT TO SECTION 607.1006 AND 607.0704 OF THE
FLORIDA BUSINESS CORPORATIONS ACT

The undersigned, Richard Garr does hereby certify that:

1. He is the Chief Executive Officer of Curative Biotechnology, Inc., a Florida corporation (the "Corporation").

2. The Corporation is authorized to issue (i) 1,100,000,000 shares of common stock, $0.0001 par value and (ii) 200,000,000 shares of preferred stock, of which (a) 134,109,750 shares are designated as Series A Preferred Stock, of which none is outstanding, (b) 1,000,000 shares are designated as Series B Preferred Stock, of which 81,000 are outstanding, and (c) 30,000,000 are designated as Series C Preferred Stock, of which 30,000,000 are outstanding are outstanding.

3. Pursuant to Florida Business Corporations Act (the "FBCA") Section 607.1006, the Corporation is amending its Articles of Incorporation.

4. Pursuant to FBCA Section 607.0704, pursuant to a vote by the shareholders on October 8, 2021, a majority of the voting power of the Corporation's issued and outstanding Common Stock, par value $0.0001, Series B Preferred Stock, par value $0.0001, and Series C Preferred Stock, par value $0.0001 voting together as a class, have authorized the Board of Directors to effect a reverse stock split of the Corporation's Common Stock until April 8, 2023, at a ratio not less than 1-for-2 and not greater than 1-for-10,000; and the number of votes cast for such amendment by the shareholders was sufficient for approval.

5. Pursuant to FBA Section 617.0821, the Board of Directors has unanimously approved a reverse stock split of the Corporation's Common Stock at a ratio of 1-for-400.

6. Article IV of the Corporation's Articles of Incorporation is hereby amended to add the following Section 4.1(c)

ARTICLE IV

Reverse Stock Split

(c) Pursuant to Florida Statute 607.10025, the authorized common stock of this Corporation shall remain at 1,100,000,000 shares, par value $0.0001 per share. Effective on September 29, 2022 ("Effective Date"), each four hundred (400) shares of Common Stock, $0.0001 par value, issued and outstanding as of the Effective Date (the "Old Common Stock") will automatically be combined into one (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the "New Common Stock"). Each certificate that represented shares of Old Common Stock shall, after the "Effective Date", shall represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby provided, however, that each person holding of record a certificate or certificates that represented shares of Old common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Amendment. Notwithstanding the foregoing, no fractional shares shall be issued in connection with this reverse split. Fractional shares shall be rounded up to the nearest whole share. Nothing in this amendment to the certificate of incorporation shall adversely affect the rights or preferences of the holders of any of the outstanding shares of common stock.

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RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this amendment to the articles of incorporation in accordance with the foregoing resolution and the provisions of Florida law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of September, 2022.

CURATIVE BIOTECHNOLOGY, INC.

Signed: ____________________
Name: Richard Garr
Title: Chief Executive Officer